                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Prime Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                             PRIME BANCSHARES, INC.

                             12200 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77092

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 15, 1999


Shareholders of Prime Bancshares, Inc.:

         The 1999 Annual Meeting of Shareholders (the "Meeting") of Prime Bancshares, Inc. (the "Company") will be held at 12200 Northwest Freeway, Houston, Texas, on Thursday, April 15, 1999, beginning at 1:30 p.m. (local time), for the following purposes:

         1. To elect two directors of Class II to serve on the Board of Directors of the Company until the Company's 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on March 15, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

         You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                                     By order of the Board of Directors,

                                     /s/ E. J. GUZZO

                                     E. J. Guzzo
                                     President

Houston, Texas
March 17, 1999

                             YOUR VOTE IS IMPORTANT.

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                             PRIME BANCSHARES, INC.
                             12200 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77092


                                 MARCH 17, 1999

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 15, 1999

                            ------------------------


                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Prime Bancshares, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders of the Company to be held at 12200 Northwest Freeway, Houston, Texas, on Thursday, April 15, 1999, beginning at 1:30 p.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 1999 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about March 17, 1999.

PROXIES

         This Proxy Statement is furnished to the shareholders of the Company for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Meeting, and at any and all adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Meeting.

         Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

         The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company's Bylaws.

         Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation or attending the Meeting and voting in person.

         The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $0.25 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

         The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1998, accompanies but does not constitute part of this proxy statement.


                         VOTING SHARES AND VOTING RIGHTS

         Only holders of record of Common Stock at the close of business on March 15, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 10,304,483 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class II nominees to the Board of Directors. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. An abstention or a non-vote will have the effect of a vote against the appointment.


                              ELECTION OF DIRECTORS

ELECTION PROCEDURES; TERM OF OFFICE

         The Board of Directors currently consists of six directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes: Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the current Class III and Class I directors expire at the annual meetings of shareholders in 2000 and 2001, respectively. The two Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2002.

         The Board of Directors has nominated Jerry S. Dominy and David Pasternak for election as Class II directors at the Meeting. Mr. Dominy and Mr. Pasternak are currently serving as Class II directors.

         The Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to either or both of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one but not both of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

         Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

         The following table sets forth certain information with respect to each nominee for election as a director of the Company.

                                             POSITIONS WITH THE COMPANY
NAME                       AGE                 AND PRIME BANK ("BANK")
----                       ---               --------------------------
Jerry S. Dominy            64          Class II Director of the Company;
                                       Director of the Bank

David Pasternak            76          Class II Director of the Company;
                                       Director of the Bank

         Jerry S. Dominy. Mr. Dominy became a director of the Bank in 1970. He has served as a director of the Company since it was founded in 1984. Prior to Mr. Dominy's affiliation with the Company and the Bank, he served as an Advisory Director for North Side Bank from 1961 to 1964 and as a director of Northshore Bank from 1964 to 1970. Mr. Dominy was a principal owner and Chief Executive Officer of Dominy, Ford & McPherson, Inc., a Houston based appraisal firm, from 1962 to 1996. He is currently semi-retired from the appraisal business. Mr. Dominy received his BBA from the University of Houston.

         David Pasternak. Mr. Pasternak has been a director of the Bank since the Bank was chartered in 1958. Mr. Pasternak became a director of the Company when it was formed in 1984. In 1989, Mr. Pasternak began serving as Chairman of the Bank's Investment Committee. Mr. Pasternak's principal occupation is investing in real estate and securities.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Company's Class III and Class I directors, whose terms of office do not expire at the Meeting, and certain officers of the Company:



        NAME                                POSITION                        AGE
        ----                                --------                        ---

L. Anderson Creel.......... Secretary and Treasurer of the Company;
                            Executive Vice President and Chief Financial
                            Officer of the Company and the Bank;
                            Director of the Bank                              51

James G. Dickson, Jr....... Executive Vice President of the Company and
                            the Bank; Director of the Bank                    54

E. J. Guzzo................ Class I Director and President of the
                            Company; Director and President of the Bank       55

Steven H. Jackson.......... Executive Vice President of the Company and
                            the Bank; Director and Chief Credit Officer of
                            the Bank                                          38

Walter L. Kopycinski....... Executive Vice President of the Company and
                            the Bank; Director and Operations Division
                            Manager of the Bank                               62

Fredric M. Saunders........ Chairman of the Board, Class I Director and
                            Chief Executive Officer of the Company;
                            Chairman of the Board, Director and Chief
                            Executive Officer of the Bank                     67


Stuart D. Saunders......... Class III Director, Senior Vice President and
                            General Counsel of the Company; Director,
                            Senior Vice President and General Counsel of
                            the Bank; Legal and Loan Services Division        34
                            Manager

James B. Wesley............ Class III Director of the Company; Director of
                            the Bank                                          58

         L. Anderson Creel. Mr. Creel joined the Bank in 1992 as Senior Vice President and Chief Financial Officer with 19 years of banking experience, including serving as Senior Vice President and Controller of First City National Bank of Houston and Founders Bank in Oklahoma City. He assumed the additional responsibilities of Secretary and Treasurer of the Company in 1996. Mr. Creel was elected Senior Vice President of the Company in 1997 and named an Executive Vice President of the Company and the Bank in

1998. In addition, Mr. Creel serves as a Director of the Bank. Mr. Creel received a BS in Accounting from Louisiana Tech University and is a certified public accountant.

         James G. Dickson, Jr. Mr. Dickson joined the Bank in 1990 as Senior Vice President and a branch manager. In 1992, he was promoted to Senior Vice President in charge of branch administration. Mr. Dickson also serves as a Director of the Bank. Mr. Dickson was elected a Senior Vice President of the Company in 1997 and named an Executive Vice President of the Company and the Bank in 1998. Mr. Dickson came to the Bank with 20 years of prior banking experience, including serving as President and Director of First Freeport National Bank and Senior Vice President of First City Bank -- Humble. Mr. Dickson was an officer in the United States Army and served in Vietnam. He received his BBA from the University of Texas at Austin and his MBA from Texas Christian University.

         E. J. Guzzo. Mr. Guzzo joined the Bank as Executive Vice President and director in 1983 and became President of the Bank in 1984. He was elected as a director of the Company in 1985 and became President of the Company in 1996. Mr. Guzzo began his banking career in 1973 with Guaranty Bank & Trust in Alexandria, Louisiana. He also served as Executive Vice President for Community Bank of LaFourche, Louisiana from 1977 to 1979, and as Vice President and Manager for the Bank of New Orleans from 1979 to 1983. Mr. Guzzo was an officer in the United States Army and served in Vietnam. He received his BBA from Northwestern State University in Louisiana. Mr. Guzzo is a past Chairman of the North Channel Area Chamber of Commerce.

         Steven H. Jackson. Mr. Jackson joined the Bank in 1989 as Senior Vice President. He has since been promoted to Chief Credit Officer. In addition, Mr. Jackson serves as a Director of the Bank. Mr. Jackson was elected a Senior Vice President of the Company in 1997 and named an Executive Vice President in 1998. Mr. Jackson began his banking career with First City National Bank of Houston from 1981 to 1984 and then served as Vice President and Unit Manager for Bank One from 1984 to 1989. He received his BBA from the University of Texas at Austin and is involved in numerous civic and community activities including the Rotary Club of Houston and St. Martin's Episcopal Church.

         Walter L. Kopycinski. Mr. Kopycinski joined the Bank in 1991 as Operations Division Manager. He has since been promoted to Executive Vice President and Operations Division Manager. He also serves as a Director of the Bank. Mr. Kopycinski was elected a Senior Vice President of the Company in 1997 and named an Executive Vice President in 1998. Mr. Kopycinski has 39 years of experience in bank operations. Prior to joining the Bank, he was employed by First City Bank-Texas in both Houston and Dallas, where he held various departmental manager positions, including Operations Division Manager with First City in Dallas. Mr. Kopycinski attended the University of Houston and is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University. Mr. Kopycinski is on the board of directors for the Clearing House of the Southwest, a non-profit organization which performs check clearing and other services for Texas banks.

         Fredric M. Saunders. Mr. Saunders joined the Bank in 1962 as President and director. In 1969, Mr. Saunders began serving as Chairman of the Board of the Bank. The Company was founded in 1984, and Mr. Saunders served as Chairman and President from its inception until 1996, when Mr. Guzzo began serving as President of the Company and Mr. Saunders retained the position of Chairman of the Company. Mr. Saunders began his banking career in 1957 with MacGregor Park National Bank as an Assistant Vice President. Next, Mr. Saunders served as Cashier of Bellfort State Bank in 1959 through 1960, and as Cashier for Fairbanks State Bank in 1961. He also served as an Executive Vice President at Heights Savings and Loan Association from 1969 through 1970. Mr. Saunders received his BBA from the University of Texas at Austin and is involved in the Rotary Club of Northshore, the North Channel Area Chamber of Commerce and the YMCA. Mr. Saunders is the father of Stuart D. Saunders.

         Stuart D. Saunders. Mr. Saunders began serving the Bank as an Advisory Director in 1991. In 1994, he joined the Bank as Senior Vice President and General Counsel and became Senior Vice President and General Counsel of the Company in 1997. Mr. Saunders became a director of the Company and the Bank in 1997. Prior to joining the Bank, Mr. Saunders practiced law from 1990 to 1994 as an associate in the financial services section of Bracewell & Patterson, L.L.P. He obtained his BBA from the University of Texas at Austin and his JD from Baylor University School of Law. Mr. Saunders is a member of the Advisory Committee for the Institution of Shipboard Education's Semester at Sea program and is involved in various other civic and community activities. Mr. Saunders is the son of Fredric M. Saunders.

         James B. Wesley. Mr. Wesley became a director of the Bank in 1985. He has served as Chairman of the Bank's Audit Committee since 1989 and was elected as a director of the Company in 1996. Mr. Wesley is a shareholder in the law firm of Wesley & Herzog, P.C. He is board certified in Estate Planning and Probate Law, Commercial Real Estate Law and Farm & Ranch Real Estate Law by the Texas State Board of Legal Specialization. Mr. Wesley is also a certified public accountant. He worked as a division manager of trust operations at Texas Commerce Bank from 1966 to 1969. Mr. Wesley obtained his BBA from the University of Texas at Austin and his JD from the University of Houston.

         Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

OPERATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 12 meetings during 1998. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

         The Board of Directors has Audit and Compensation Committees. The Audit Committee reviews the general scope of the audit conducted by the Company's independent auditors and matters relating to the Company's internal control systems. In performing its function, the Audit Committee meets separately with representatives of the Company's independent auditors and with representatives of senior management. During 1998, the Audit Committee held three meetings. The Audit Committee is composed of Messrs. Wesley (Chairman), Pasternak and Dominy, each of whom is an outside director.

         The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plans and makes recommendations to the Board of Directors as to option grants to Company employees under such plans. During 1998, the Compensation Committee held one meeting. The Compensation Committee is comprised of Messrs. Pasternak (Chairman), Dominy and Wesley, each of whom is an outside director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors determines the compensation of the Company's executive officers. The Compensation Committee consists of Jerry S. Dominy, David Pasternak and James B. Wesley, each of whom is an outside director of the Company. No member of the Compensation Committee is or was an officer or employee of the Company or the Bank.

DIRECTOR COMPENSATION

         Directors of the Company do not receive any fees for attending meetings of the Company's Board of Directors. Non-employee directors of the Bank receive a fee of $250 for each meeting of the Bank's Board of Directors attended and a fee of $300 for each Bank Board committee meeting attended. Mr. Wesley receives a fee of $10,000 per quarter for serving as Chairman of the Audit Committee. The Bank has historically paid non-employee directors of the Bank an annual bonus based on the Bank's performance in lieu of a retainer. In 1998, the Bank paid each of Messrs. Dominy, Pasternak and Wesley, who are also directors of the Company, a bonus of $250.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and each of the other five most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for each of the three fiscal years ended December 31, 1998:

                               ANNUAL COMPENSATION


                  NAME AND                                                          OTHER ANNUAL     ALL OTHER
             PRINCIPAL POSITION                YEAR      SALARY          BONUS      COMPENSATION   COMPENSATION(1)
             ------------------                ----    ----------     ----------    ------------   ---------------
Fredric M. Saunders.........................   1998    $  223,000     $   22,648    $     --          $  2,500
   Chairman of the Board                       1997       205,100        121,000         829             2,371
                                               1996       220,000        121,000          --             2,250

E. J. Guzzo.................................   1998       240,000        132,000       6,808             2,500
   President                                   1997       220,000        110,000       2,970             2,371
                                               1996       200,000        110,000       3,000             2,250

L. Anderson Creel...........................   1998       115,000        31,625        6,000             1,725
   Executive Vice President, Chief Financial   1997       100,000        27,500        6,000             1,590
   Officer, Secretary and Treasurer            1996       100,000        27,500        9,000             1,538

James G. Dickson, Jr........................   1998       125,000        34,375           --             1,785
   Executive Vice President                    1997       110,000        28,250           --             1,650
                                               1996       110,000        28,250       12,550             1,793

Steven H. Jackson...........................   1998       125,000        34,375        7,800             1,902
   Executive Vice President                    1997       110,000        30,250        7,800             1,767
                                               1996       110,000        30,250       10,800             1,767

Walter L. Kopycinski........................   1998       115,000        31,625        6,000             1,725
   Executive Vice President                    1997       100,000        27,500        6,000             1,590
                                               1996       100,000        27,500        9,000             1,574

----------

(1)  CONSISTS OF CONTRIBUTIONS BY THE COMPANY TO THE 401(K) PLAN.

STOCK OPTION PLANS

         The Company has outstanding options to purchase 369,000 shares of Common Stock issued pursuant to the 1993 Incentive Stock Option Plan (the "1993 Plan") and 51,000 shares of Common Stock issued pursuant to the 1997 Incentive Stock Option Plan (the "1997 Plan.") Under both the 1993 Plan and the 1997 Plan, 20% of the options granted vest at the end of the first year following the date of grant and an additional 20% each year thereafter. Options granted under the 1993 Plan and the 1997 Plan generally must be exercised within ten years following the date of grant or no later than three months after termination of the optionee's employment, if earlier.

         The 1997 Plan also provides for the granting of restricted stock awards, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. None of these types of awards have been granted under the 1997 Plan. The 1997 Plan provides that in the event of a change in control of the Company, all options granted immediately vest and become exercisable. In addition, the 1997 Plan permits the Compensation Committee, which administers the 1997 Plan, discretion in the event of a change in control to modify in certain respects the terms of awards under the 1997 Plan, including
(i) providing for the payment of cash in lieu of such award, (ii) limiting the time during which an option may be exercised, (iii) making adjustments to options to reflect the change in control and (iv) providing that options shall be exercisable for another form of consideration in lieu of the Common Stock pursuant to the terms of the transaction resulting in a change in control.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option- pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. Although it does not require the fair value based method to be adopted, a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related Interpretations, and, accordingly, provides the pro forma disclosures of net income and earnings per share.

OPTION GRANTS DURING 1998

         There were no option grants to executive officers or directors during fiscal 1998.

STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

         The following table sets forth certain information concerning stock options exercised during fiscal 1998 and the number and value of unexercised options held by each of the named executives at December 31, 1998.


                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                             NUMBER OF                            OPTIONS              IN-THE-MONEY OPTIONS AT
                              SHARES        DOLLAR          AT DECEMBER 31, 1998          DECEMBER 31, 1998(2)
                           ACQUIRED UPON     VALUE       ---------------------------  ---------------------------
        NAME              OPTION EXERCISE  REALIZED(1)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------- ---------------  -----------   -----------   -------------  -----------   -------------

E. J. Guzzo .............     30,000     $  545,750         24,000         96,000     $  314,000     $ 1,256,000

L. Anderson Creel .......     54,000      1,136,152          6,000         30,000         87,500         401,500

James G. Dickson, Jr ....     42,000        782,302          3,000         24,000         43,750         350,000

Steven H. Jackson .......         --             --         60,000         30,000        876,000         401,500

Walter L. Kopycinski ....         --             --         60,000         30,000        876,000         401,500

----------

(1) Market value of the underlying securities at exercise date, minus the exercise price.

(2) Market value of the underlying securities at December 31, 1998, minus the exercise price.

BENEFIT PLAN

         The Company has established a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "Plan"). The Bank is the Plan administrator and has hired Smith Barney, Inc. to serve as the trustee and investment advisor. Each year the Company determines, in its discretion, the amount of matching contributions. The Company has elected to match 25% of employee contributions not to exceed 6% of the employee's annual compensation. As an additional incentive to employees, the Plan does not have a vesting schedule, and thus all employees are 100% vested from the moment of contribution. Total Plan expenses charged to the Company's operations for 1998, 1997 and 1996 were approximately $148,000, $118,000 and $97,000, respectively.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company and the Bank during 1998.

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. David Pasternak (Chairman), Jerry S. Dominy and James B. Wesley serve on the Compensation Committee. The Compensation Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 1998 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company and the Bank.

COMPENSATION PHILOSOPHY AND BASE SALARY

         The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company's success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

         The base salary levels are determined through comparisons of salary levels of executive officers of banks and bank holding companies of similar size. In addition, the Compensation Committee takes into account individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company. Executive officer base salaries are considered by the Compensation Committee to be competitive and reasonable.

INCENTIVE COMPENSATION PLAN

         In addition to the base salary, the Company has adopted an incentive compensation program (the "Incentive Plan") for certain officers of the Company and the Bank, including the named executive officers of the Company. The Incentive Plan provides that certain officers will receive incentive compensation equal to a designated percentage of such officer's base salary depending on both individual consideration and Company performance. The level of incentive compensation awarded is based on a graduated scale with the maximum incentive granted only if the Company achieves a return on equity of 16% or above. The entire incentive compensation fund is allocated among key officers of the Company and the Bank based on a number of factors including base salary, level of responsibility, individual performance and, where applicable, Company and Bank performance.

CONTRIBUTORY PROFIT SHARING PLAN

         In addition, each of the named executive officers are participants in the Company-wide contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. The Company partially matches employee contributions to this plan up to 6% of the employee's base salary.

INCENTIVE STOCK OPTION PLANS

         Finally, each of the named executive officers may be selected to participate in the Company's Incentive Stock Option Plans. In 1998, there were no option grants made to executive officers.

         The Compensation Committee will continue to monitor the base salary levels and the various incentives of the named executive officers to ensure that overall compensation is consistent with the Company's objectives and competitive in the marketplace.

1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing the 1998 compensation of the Company's Chief Executive Officer, Fredric M. Saunders, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information. Upon recommendation by the Compensation Committee, the Board of Directors of the Bank set Mr. Saunders' salary for 1998 at $223,000. In addition to his base salary, Mr. Saunders participates in the Incentive Plan along with other key officers of the Company and the Bank. From the Incentive Plan in 1998, Mr. Saunders was paid a bonus of $22,648 resulting in approximately 9% of his 1998 compensation being dependent on the success of the Company. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Saunders in fiscal year 1998 was $2,500. The Compensation Committee believes that Mr. Saunders' total compensation is reasonable and competitive based on comparative performance information and the overall performance of the Company.

                                                The Compensation Committee

                                                David Pasternak
                                                Jerry S. Dominy
                                                James B. Wesley

           INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         Many of the directors of the Bank and the directors, executive officers and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 1998, the Company made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 1998, all of such loans aggregated $492,415 which was approximately 0.58% of the Company's Tier 1 capital at such date. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal shareholders and their associates in the future.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
              MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the date hereof, by (i) directors and executive officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.


                                                   NUMBER                      PERCENTAGE
                  NAME                            OF SHARES                BENEFICIALLY OWNED
----------------------------------------       ---------------             ------------------
Boston Partners.........................            588,900(1)                    5.71%
L. Anderson Creel.......................             66,170(2)                       *
James G. Dickson, Jr....................             61,470(3)                       *
Jerry S. Dominy.......................              308,385(4)                    3.00%
E. J. Guzzo.............................            556,402(5)                    5.38%
Steven H. Jackson.......................             93,390(6)                       *
Walter L. Kopycinski....................             73,170(7)                       *
Mission-Heights Management
     Company, Ltd.......................          3,160,000(8)                   30.69%
David Pasternak.........................            360,006(9)                    3.50%
Fredric M. Saunders.....................          3,180,720(10)                  30.89%
Stuart D. Saunders......................             10,260(11)                      *
James B. Wesley.........................             30,000                          *
Directors and Executive Officers as a
     Group..............................          4,739,973                      45.12%

----------

*Denotes ownership less than 1.0%

(1) This information regarding beneficial ownership is included in reliance on a Schedule 13G filed jointly in February 1999 by Boston Partners Asset Management, L.P., ("BPAM"), Boston Partners, Inc. and Desmond John Heathwood reflecting beneficial ownership as of December 31, 1998. The address of BPAM, Boston Partners, Inc. and Mr. Heathwood is 28 State Street, 20th Floor, Boston, Massachusetts 02109. Each of BPAM, Boston Partners, Inc. and Mr. Heathwood has shared voting and investment control over 588,900 shares of Common Stock. Boston Partners, Inc. and Mr. Heathwood disclaim any beneficial ownership of such shares of Common Stock.

(2) Includes 16,670 shares held of record by Mr. Creel's individual retirement account and 12,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

(3) Includes 9,000 shares held of record by Mr. Dickson's IRA and 9,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

(4) Includes 94,560 shares owned of record by the Dominy, Ford & Associates Profit Sharing Plan, over which Mr. Dominy has sole voting and investment control.

(5) Includes 273,000 shares owned of record by Guzzo Partners, Ltd., 8,700 shares held by the Bank as custodian for Mr. Guzzo's individual retirement account, 48,000 shares which may be acquired within 60 days pursuant to outstanding stock options and 1,740 shares owned of record by Mr. Guzzo's two children. Mr. Guzzo has sole voting and investment control over all of such shares.

(6) Includes 66,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

(7) Includes 66,000 shares which may be acquired within 60 days pursuant to outstanding stock options.

(8) Fredric M. Saunders is the managing general partner of Mission-Heights Management Company, Ltd., a Texas limited partnership
         ("Mission-Heights") and has voting and investment control over the shares held by Mission-Heights.

(9) Consists of 195,360 shares owned of record by the David and Lillian Pasternak Family Investment Partnership, Ltd., 40,805 shares owned by the David Pasternak Grantor Retained Annuity Trust, and 123,841 shares owned by the Lillian Pasternak Grantor Retained Annuity Trust. Mr. Pasternak has shared voting and investment control over all of such shares.

(10) Consists of 3,150 shares held of record by the Stuart D. Saunders Trust #1 of which the wife of Fredric M. Saunders is the trustee, 3,150 shares held of record by the Meredith A. Saunders Mason Trust #1 of which the wife of Fredric M. Saunders is the trustee, 14,420 shares held of record by a charitable foundation, over which Fredric M. Saunders has sole voting control and 3,160,000 shares held of record by Mission-Heights. Fredric M. Saunders is the managing general partner of Mission-Heights and has voting and investment control over the shares held by Mission-Heights.

(11) Consists of 3,900 shares held by the Stuart D. Saunders Trust #2 of which Stuart D. Saunders is the trustee, 4,080 shares held of record by the Chandler Elizabeth Mason 1992 Trust of which Stuart D. Saunders is the trustee and 2,280 shares held of record by the Trevor James Mason 1994 Trust of which Stuart D. Saunders is the trustee.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from September 26, 1997, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 1998, with the cumulative total return of the S&P 500 Composite Index and the Keefe, Bruyette & Woods, Inc.'s KBW 50 Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on September 26, 1997 in the Company's Common Stock, the S&P 500 Composite Index and the Keefe, Bruyette & Woods, Inc.'s KBW 50 Bank Index. [GRAPHIC OMITTED]


                                    [GRAPH]
                             9/26/97         12/31/97       12/31/98
                             -------         --------       -------
               PBTX           100.00          119.49          99.52
               KBW 50         100.00          105.87         114.59
               S&P 500        100.00          103.11         132.27

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1998, all Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than ten-percent shareholders were complied with except that Mr. Creel was late in filing one report on Form 4 covering six transactions, Mr. Dickson was late in filing two reports on Form 4 covering an aggregate of nine transactions, Mr. Dominy was late in filing one report on Form 4 covering one transaction, Mr. Guzzo was late in filing two reports on Form 4 covering an aggregate of three transactions, Mr. Pasternak was late in filing one report on Form 4 covering one transaction, Mr. Fredric Saunders was late in filing two reports on Form 4 covering an aggregate of two transactions, C.C. Smitherman, who resigned as a director in January 1998, was late in filing one report on Form 4 covering one transaction, and Mission-Heights was late in filing its initial report on Form 3 and two reports on Form 4 covering an aggregate of two transactions. After discovery of the inadvertent omissions in reporting such transactions, all necessary filings have been made with the Commission.


             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999. Grant Thornton LLP has served as the Company's independent audit firm continuously for over ten years. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Grant Thornton LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         In order for shareholder proposals submitted pursuant to the Commission's Rule 14a-8 to be included in the Company's proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than November 17, 1999. A shareholder choosing not to use the procedures established in Commission Rule 14a-8 to submit a proposal for action at the Company's 2000 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than the close of business on February 14, 2000.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matter before the Meeting. Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company's Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with. Accordingly, no other matter is expected to be brought before the Meeting. However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

         You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                            By order of the Board of Directors,


                                            /s/ E. J. GUZZO

                                            E. J. Guzzo
                                            President

                                      PROXY
                             PRIME BANCSHARES, INC.

   1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 15, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The 1999 Annual Meeting of Shareholders of Prime Bancshares, Inc. (the "Company") will be held at 12200 Northwest Freeway, Houston, Texas, on Thursday, April 15, 1999, beginning at 1:30 p.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 1999 Annual Meeting of Shareholders and Proxy Statement dated March 17, 1999 accompanying this proxy.

         The undersigned hereby appoints Fredric M. Saunders and E. J. Guzzo and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.25 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 1999 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Bylaws.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

         1. ELECTION OF DIRECTORS to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

            [ ] FOR all nominees listed below (except as otherwise indicated*)

            [ ] WITHHOLD AUTHORITY for all nominees listed below

                * Instruction: To withhold authority to vote for any nominee, draw a line through the name of such nominee in the list below.

                  Jerry S. Dominy                David Pasternak

         2. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

         This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified and FOR the ratification of the appointment of Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999.

         Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.


                                        -------------------------------

                                        -------------------------------
                                        Signature(s) of Shareholder(s)

                                        Date: ___________________, 1999